UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):     May 3, 2011

WEYCO GROUP, INC.
(Exact name of registrant as specified in its charter)

Wisconsin	0-9068	39-0702200
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 W. Estabrook Blvd. P. O. Box 1188 Milwaukee, WI	53201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 414-908-1600

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders

Weyco Group, Inc. (the “Company”) held its 2011 Annual Meeting of Shareholders on May 3, 2011.  There were 11,358,561 outstanding shares eligible to vote as of March 14, 2011, the record date for the 2011 Annual Meeting.  At the meeting, the following actions were taken:

(i) The shareholders elected two directors to the Company’s Board of Directors for terms expiring at the Annual Meeting in the year 2014.  The directors elected, as well as the number of votes cast for, votes withheld and broker non-votes for each individual are set forth below:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Thomas W. Florsheim, Jr.	9,400,557	195,949	-
Robert Feitler	8,277,094	1,319,412	-

The terms of the other directors of the Company continue until the Annual Meeting in the year set forth below:

Director	Term	Director	Term
Thomas W. Florsheim	2013	John W. Florsheim	2012
Tina Chang	2013	Frederick P. Stratton, Jr.	2012
		Cory L. Nettles	2012

(ii) The shareholders approved a proposal to ratify the Audit Committee’s appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2011 with the following votes:

Amount
Votes for approval:	10,107,529
Votes against:	160,562
Abstentions:	32,040
Broker Non-votes:	397

(iii) The Weyco Group, Inc. 2011 Incentive Plan was approved by the shareholders with the following votes:

Amount
Votes for approval:	7,385,670
Votes against:	2,175,454
Abstentions:	35,382
Broker Non-votes:	704,022

(iv) The compensation of the Company’s named executive officers was approved by shareholders in an advisory vote, with the following votes:

Amount
Votes for approval:	9,315,796
Votes against:	242,293
Abstentions:	38,417
Broker Non-votes:	704,022

(v) In an advisory vote as to the frequency of the advisory vote on the compensation of the named executive officers, the shareholders voted as follows:

Amount
Three years:	5,592,873
Two years:	8,281
One year:	3,962,026
Abstentions:	33,723
Broker Non-votes:	703,625

The Company’s Board of Directors considered the results of the advisory vote on the frequency of future advisory votes on executive compensation and determined that it would hold future votes on executive compensation every three years until the next shareholder vote on the frequency of these votes.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 4, 2011	WEYCO GROUP, INC.

/s/ John Wittkowske
John Wittkowske
Senior Vice President/CFO